PAGE 1
                                                                          EX-7.1







                 CERTIFICATEHOLDERS' DISTRIBUTION DATE STATEMENT
                    FOR THE APRIL 27, 1998 DISTRIBUTION DATE


                       CSXT Trade Receivables Master Trust
               5.05% Trade Receivables Participation Certificates,
                                  Series 1993-1































PAGE 2
                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------
                       Monthly Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

ORIGINAL SERIES 1993-1 PARAMETERS
---------------------------------

Initial Pool Balance                                                 542,490,000
Initial Invested Amount                                              200,000,000
Required Net Series Pool Balance                                     239,993,384
Original Investor Allocation Percentage                                   44.24%
Certificate Rate                                                           5.05%
Servicing Fee  (Per Annum)                                                 0.25%
Original Required Available Subordinated Amount                       36,658,384
Purchaser Adjusted Invested Amount  (PAIA)                           130,000,000

================================================================================

MONTHLY ACTIVITY
----------------

Total Pool Collections                                               460,597,000
Total New Receivables Sold To Trust  (New Invoices)                  508,388,000
Dilutions                                                              8,836,000
Defaulted Receivables  (91 days +)                                    13,249,000
Total Pool Recoveries                                                          0
Investment Proceeds for Due Period                                             0
Interline Payables                                                   152,434,000
Overconcentration Amount                                                       0
Receivables Not Eligible                                                       0
Miscellaneous Payments  (Adjustment Payments +
     Transfer Deposit Amounts)                                                 0
Monitored Receivables                                                 51,971,000
Additions to Monitored Receivables                                    10,919,000
Collections of Monitored Receivables                                   7,812,000
Total Charged-Off Receivables                                             31,000
Purchaser Adjusted Invested Amount                                   125,000,000
Reassigned Receivables                                                         0

================================================================================

MONTHLY PAYMENT RATE, YIELD RESERVE AND FEE RESERVE CALCULATION
---------------------------------------------------------------

Series 1993-1 Certificate Rate                                             5.05%
Servicing Fee                                                              0.25%
Average Days Sales Outstanding                                              43.3
Monthly Payment Rate                                                      69.26%
Yield Reserve                                                          3,000,000
Fee Reserve                                                              120,318

INPUTS FROM PREVIOUS SERVICER REPORT
------------------------------------

Ending Pool Balance                                                  665,018,000
Interline Payables                                                   136,472,000
Outstanding Balance                                                  528,546,000
Ending Net Receivables Pool Balance                                  464,954,000
Ending Series 1993-1 Invested Amount                                 200,000,000
Ending Series 1993-1 Available Subordinated Amount                    44,162,979
Ending Deferred Monthly Servicing Fee                                          0
Ending Interest Shortfall + Additional Interest                                0
Unallocated Collections                                                        0
Principal Funding Account Balance                                              0
Ending Purchaser Adjusted Invested Amount  (PAIA)                    125,000,000
Ending Series Adjusted Invested Amount                               244,162,979

Yield Reserve                                                          3,083,030
Fee Reserve                                                              154,745

Accumulation Period  (Y = 1; N = 2)                                            2
Early Amortization Period  (Y = 1; N = 2)                                      2

================================================================================

DELINQUENCY DATA  (As of 3/31/98)
---------------------------------
                                                   %              Dollar Amount
                                       -----------------------------------------
1-30 Days From Invoice                           92.86%             653,656,000
31-60 Days From Invoice                           3.74%              26,306,000
61-90 Days From Invoice                           1.52%              10,731,000
91-120 Days From Invoice                          0.63%               4,421,000
121-150 Days From Invoice                         0.44%               3,118,000
151-180 Days From Invoice                         0.35%               2,497,000
181-210 Days From Invoice                         0.21%               1,475,000
211-240 Days From Invoice                         0.09%                 648,000
Greater Than 240 Days From Invoice                0.15%               1,090,000
                                       -----------------------------------------
     Total                                      100.00%             703,942,000
                                       -----------------------------------------

================================================================================

CERTIFICATE REPORTING DATES
---------------------------

Determination Date                                                     19-Apr-98
Distribution Date                                                      27-Apr-98
Due Period                                                                Mar-98
Series 1993-1 Period Number                                                   54
Last Day of Preceding Due Period                                       31-Mar-98

ALLOCATION PERCENTAGES
----------------------

Beginning Invested Amount                                            200,000,000
Series Adjusted Invested Amount  (SAIA)                              244,162,979
Purchaser Adjusted Invested Amount  (PAIA)                           125,000,000
Trust Adjusted Invested Amount  (TAIA)                               369,162,979

Series Allocation Percentage  (SAIA / TAIA)                               66.14%
Investor Allocation Percentage                                            80.45%
Investor Ownership Percentage                                             30.07%
Seller Ownership Percentage                                               69.93%

================================================================================

COLLECTIONS
-----------

Total Pool Collections                                               460,597,000
Pool Recoveries                                                                0
Total Available Collections                                          460,597,000

Series Allocable Collections
     (SAP * Total Available Collections)                             304,637,090
Series Allocable Miscellaneous Payments                                        0
Available Investor Collections                                       245,082,406
Monthly Interest Due                                                     841,667
Monthly Interest Paid                                                    841,667
Remaining Available Collections                                      244,240,740
Beginning Interest Shortfall + Additional Interest Due                         0
Beginning Interest Shortfall + Additional Interest Paid                        0
Remaining Available Collections                                      244,240,740
Ending Unpaid Interest Shortfall                                               0

Certificateholders' Monthly Servicing Fee                                 59,595
Withdrawal                                                                59,595
Remaining Available Collections                                      244,181,144

Beginning Deferred Monthly Servicing Fee                                       0
Withdrawal                                                                     0
Remaining Available Collections  ("Monthly Principal")               244,181,144
Ending Deferred Monthly Servicing Fee                                          0

Charged-Off Amount                                                        31,000
Investor Allocable Charged-Off Amount                                      9,323
Withdrawal                                                                 9,323
Remaining Available Collections                                      244,171,821
Investor Charge-Off Shortfall                                                  0

Deficiency Amount                                                              0
Available Subordination Draw Amount                                            0
Remaining Investor Charge-Off Shortfall                                        0

POOL BALANCE
------------

Beginning Pool Balance                                              665,018,000
Collections                                                        (460,597,000)
New Receivables                                                     508,388,000
Dilutions                                                            (8,836,000)
Charged-Off Receivables                                                 (31,000)
Ending Pool Balance                                                 703,942,000
Interline Payables                                                 (152,434,000)
Ending Outstanding Balance                                          551,508,000
Ending Net Receivables Pool Balance                                 486,288,000
Ending Net Series Pool Balance                                      321,629,019

================================================================================

REQUIRED NET SERIES POOL BALANCE
--------------------------------

Subordination Percentage (Current Due Period)                             18.17%

Beginning Available Subordinated Amount                               44,162,979
Required Subordination Draw Amount                                             0
Invested Amount                                                      200,000,000
Ending Available Subordinated Amount                                  44,409,141
Yield Reserve                                                          3,000,000
Fee Reserve                                                              120,318
Initial Invested Amount - Invested Amount                                      0
Required Net Series Pool Balance                                     247,529,459

================================================================================

REQUIRED NET SERIES POOL BALANCE
--------------------------------

Ending Invested Amount                                               200,000,000
Ending Series Adjusted Invested Amount  (SAIA)                       244,409,141

Ending Purchaser Adjusted Invested Amount  (PAIA)                    125,000,000
Ending Trust Adjusted Invested Amount  (TAIA)                        369,409,141

Ending Series Allocation Percentage  (SAIA / TAIA)                        66.16%
Ending Investor Allocation Percentage                                     76.93%
Ending Investor Ownership Percentage                                      28.41%
Ending Seller Ownership Percentage                                        71.59%

================================================================================

CURRENT DUE PERIOD DILUTION AND MONITORED RECEIVABLES PERCENTAGES
-----------------------------------------------------------------

   A. Dilution Percentage                                                  1.26%
   B. Monitored Receivables (As a Percentage of Pool Balance)
         Additions to Monitored Receivables                                1.55%
         Collections of Monitored Receivables                              1.11%
                                                                           -----
         Net Additions/Reductions to Monitored Receivables                 0.44%

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                                 0
Beginning Investor Charge-Offs per $1,000 Certificate                       0.00
Additional Investor Charge-Offs                                                0
Additional Investor Charge-Offs per $1,000 Certificate                      0.00

Reimbursements:
     Reinstatement of Investor Certificates                                    0
     Reinstatement of Investor Certificates per
         $1,000 Certificate                                                 0.00
Ending Investor Charge-Offs                                                    0
Ending Investor Charge-Offs per $1,000 Certificate                          0.00

================================================================================

AMORTIZATION EVENTS
-------------------
(Yes = 1;  No = 2)                                                           Y/N
                                                                             ---

   1.Breach of material covenant or agreement pursuant to
     the Pooling and Servicing Agreement uncured for 30 days                   2
   2.Breach of representation or warranty not corrected for
     30 days                                                                   2
   3.Bankruptcy, insolvency or receivership of Seller or CSXT                  2
   4.Trust is deemed an "Investment Company"                                   2
   5.CSXT fails to convey Receivables to Seller and Servicer
     fails to make deposit to Retained Collection Account                      2
   6.Required Net Series Pool Balance exceeds Net Series Pool
     Balance                                                                   2
   7.Any Series 1993-1 Servicer Default                                        2
   8.Termination Notice delivered to Servicer                                  2
   9.Invested Amount of Series not paid in full on Expected
     Final Payment Date                                                        2
  10.Average Monthly Payment Rate for the three preceding Due
     Periods is less than 25%                                                  2

================================================================================

AGGREGATE INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-----------------------------------------------

Investor Allocable Charged-Off Amount                                      9,323
Investor Recoveries                                                            0
Aggregate Investor Allocable Charged-Off Amount                            9,323
Aggregate Investor Allocable Charged-Off Amount as a
     Percentage of Ending Series Invested Amount                           0.00%
Loss Reserve                                                          26,000,000

SUBORDINATION PERCENTAGE (CURRENT DUE PERIOD)
---------------------------------------------

Calculation of Subordination Percentage

   A.Subordination Percentage Floor                                       13.00%

   B.I.  Dilutions
         (a) Dilution Ratio -Greatest 2-month rolling average
         for prior 12 due periods                                          1.17%
         (b) Dilution Percentage- (5 * B.I.(a))                            5.83%

     II. Delinquencies
         (a)  Delinquency Ratio - Greatest 3-month rolling
               average for prior 12 Due Periods                            0.08%
         (b)  Delinquency Percentage  (7.5 * B.II.(a))                     0.61%

     III.Monitored Receivables
         (a)  Monitored Receivables Ratio - Greatest 3-month
         rolling average for prior 12 Due Periods                          1.57%
         (b)  Monitored Receivables Percentage
               (7.5 * B.III.(a))                                          11.74%

     IV. Loss Percentage  (B.II. + B.III.)                                12.35%

     V.  Sum of Dilution and Loss Percentages (B.I. + B.IV.)              18.17%

   C.I.  Alternate Dilutions
         (a)  Dilution Ratio - Greatest 2-month rolling
               average for prior 12 Due Periods                            1.17%
         (b)  Alternate Dilution Percentage  (4 * C.I.(a))                 4.66%

     II. Alternate Delinquencies
         (a)  Alternate Delinquency Percentage                             0.85%

     III.Alternate Monitored Receivables
         (a)  Alternate Monitored Receivables Percentage                   9.97%

     IV. Alternate Loss Percentage  (C.II. + C. III.)                     10.82%

     V.  Sum of Alternate Dilution and Alternate Loss
         Percentages                                                      15.48%

   D.Subordination Percentage  (Greatest of A.,
     B.V., or C.V.)                                                       18.17%

POOL FACTOR
-----------

Beginning Invested Amount                                            200,000,000
Ending Invested Amount                                               200,000,000
Pool Factor                                                            1.0000000

================================================================================

ALLOCATION OF COLLECTIONS TO PRINCIPAL
--------------------------------------

Total Collections                                                    460,597,000

Available Investor Collections                                       244,171,821
Monthly Principal                                                              0
Available Principal Collections                                      244,171,821


   I.Revolving Period:
     Unallocated Collections                                                   0
     Amounts Paid to Seller  (Seller's Interest)                     244,171,821

  II.Accumulation Period / Early Amortization Period:
     Controlled Accumulation Amount                                            0
     Controlled Deposit Amount                                                 0
     Monthly Principal Deposited into Principal Funding
         Account                                                               0
     Excess Collections                                                        0
     Excess Collections Paid To Seller                                         0
     Beginning Principal Funding Account Balance                               0
     Deposits to Principal Funding Account                                     0
     Ending Principal Funding Account Balance                                  0

================================================================================

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total Amount Distributed                                              841,666.67
Total Amount Allocable to Interest                                    841,666.67
Total Amount Allocable to Interest per
     $1,000 of Certificates                                                 4.21
Total Amount Allocable to Principal                                         0.00
Total Amount Allocable to Principal per
     $1,000 of Certificates                                                 0.00
Pool Factor                                                            1.0000000

SERIES 1993-1 INVESTED AMOUNT
-----------------------------

Beginning Invested Amount                                            200,000,000
Additional Investor Charge-Offs                                                0
Reimbursement of Investor Charge-Offs                                          0
Unallocated Collections                                                        0

Invested Amount Before Principal Amortization                        200,000,000


Principal on Deposit in Principal Funding Account                              0
Ending Invested Amount                                               200,000,000



Amount to be deposited with Trustee in respect of
Monthly Interest due on next Distribution Date                           841,667



================================================================================



I hereby certify that this Monthly Servicer Report has been prepared in accordance with the Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented, and is correct to the the best of my knowledge.


                                                /s/ JAMES FEESER
                                                ----------------
                                                James Feeser
                                                Assistant Controller













PAGE 10
                       CSXT TRADE RECEIVABLES MASTER TRUST
                       -----------------------------------

                 Certificateholders' Distribution Date Statement
                                  Series 1993-1
                       CSX Transportation, Inc. (Servicer)

        Pursuant to Section 5.02(a) of the Series 1993-1 Supplement dated as of October 28, 1993, as to Pooling and Servicing Agreement dated as of December 18, 1992, as amended and supplemented (the '"Pooling and Servicing Agreement"), by and between CSX Trade Receivables Corporation, as Seller (the "Seller"), CSX Transportation, Inc., as Servicer (the "Servicer" or "CSXT") and Chemical Bank, Trustee (the "Trustee"), the Servicer is required to prepare and report certain information each month regarding distributions to Certificateholers and the performance of the CSXT Trade Receivables Master Trust (the "Trust") during the preceding Due Period. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented on an aggregate basis. Capitalized terms used but not otherwise defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.


Distribution Date:  April 27, 1998

Due Period: March 1, 1998 thru March 31, 1998

POOL COLLECTIONS
----------------

     Aggregate amount of Collections                              460,597,000.00

     Pool Balance as of the last day of the
         preceding Due Period                                     703,942,000.00

ALLOCATION PERCENTAGES
----------------------

     Series 1993-1 Allocation Percentage                                  66.14%

     Investor Allocation Percentage                                       80.45%

     Investor Ownership Percentage                                        30.07%

DISTRIBUTION TO CERTIFICATEHOLDERS
----------------------------------

Total amount distributed to Certificateholders                        841,666.67

Total amount distributed to Certificateholders
     allocable to Interest                                            841,666.67
Total amount distributed allocable to Interest
     per $1,000 of Certificates                                             4.21

Total amount distributed to Certificateholders
     allocable to Principal                                                 0.00
Total amount distributed allocable to Principal
     per $1,000 of Certificates                                             0.00

Pool Factor                                                            1.0000000

PAGE 11


CERTIFICATE INVESTED AMOUNTS
----------------------------

Series 1993-1 Invested Amount
Amounts on deposit in the Principal Funding Account                         0.00

Outstanding balance of the Series 1993-1 Certificates
(after giving effect to all distributions to occur
on the Distribution Date).                                        200,000,000.00

INVESTOR ALLOCABLE CHARGED-OFF AMOUNT
-------------------------------------

Investor Allocable Charged-Off Amount for the Due
   Period                                                                  9,323


SUBORDINATION PERCENTAGE
------------------------

Subordination Percentage for the Current Due Period                       18.17%

Ending Available Subordinated Amount                                  44,409,141

INVESTOR CHARGE-OFF AND REIMBURSEMENT ACTIVITY
----------------------------------------------

Beginning Investor Charge-Offs                                              0.00
Beginning Investor Charge-Offs per $1,000 Certificate                       0.00

Additional Investor Charge-Offs                                             0.00
Additional Investor Charge-Offs per $1,000 Certificate                      0.00

Reimbursements:
Reinstatement of Investor Certificates                                      0.00
Reinstatement of Investor Certificates per $1,000
     Certificate                                                            0.00

Ending Investor Charge-Offs                                                 0.00
Ending Investor Charge-Offs per $1,000 Certificate                          0.00


POOL BALANCES
-------------

Pool Balance as of the last day of the preceding Due Period          703,942,000

Ending Net Receivables Pool Balance                                  486,288,000

Ending Net Series Pool Balance                                       321,629,019